UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

East West Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4703316
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24939

135 N. Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 768-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 20, 2009, East West Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as underwriter (the “Underwriter”) pursuant to which the Company agreed to issue and sell 11,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $6.35 per share in an underwritten public offering (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter an option (the “Option”) to purchase up to an additional 1,650,000 shares of Common Stock. The Underwriter has exercised the Option in full. The net proceeds of the Offering, after underwriting discounts and commissions but before other expenses of the Offering, are expected to be approximately $76.7 million (including proceeds from the underwriter’s exercise of the Option).

Pursuant to the Underwriting Agreement, the Company agreed, and its executive officers and directors entered into agreements in substantially the form included in the Underwriting Agreement, to a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into the Underwriting Agreement, and are not factual information to investors about the Company.

The shares will be issued pursuant to the Company’s Registration Statement on Form S-3ASR, Registration No. 333-150353 (the “Registration Statement”). The terms of the Offering are described in the Company’s Prospectus dated April 21, 2008 constituting a part of the Registration Statement, as supplemented by a Prospectus Supplement dated July 20, 2009.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the terms of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

A copy of the opinion of Douglas P. Krause, the Company’s general counsel, relating to the validity of the shares issued in the Offering is attached to this Current Report on Form 8-K as Exhibit 5.1 and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01	Regulation FD Disclosure.

On July 21, 2009, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement dated July 20, 2009, between East West Bancorp, Inc. and Barclays Capital Inc.

5.1	Opinion of Douglas P. Krause, Executive Vice President, General Counsel and Corporate Secretary of East West Bancorp, Inc.

23.1	Consent of Douglas P. Krause (incorporated in Exhibit 5.1)

99.1	Press Release dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Dated: July 24, 2009	By:	/s/ Thomas J. Tolda
	Name:	Thomas J. Tolda
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated July 20, 2009, between East West Bancorp, Inc. and Barclays Capital Inc.

5.1	Opinion of Douglas P. Krause, Executive Vice President, General Counsel and Corporate Secretary of East West Bancorp, Inc.

23.1	Consent of Douglas P. Krause (incorporated in Exhibit 5.1)

99.1	Press Release dated July 21, 2009